UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

A. Jeffry Robinson, Esq. Broad & Cassel 2 South Biscayne Boulevard Miami, FL 33131 (305) 373-9400	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Perry Ellis International, Inc., a Florida corporation (“Perry Ellis” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders scheduled to be held on Friday, July 17, 2015, at a time and location still to be determined, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). Perry Ellis filed a preliminary proxy statement and accompanying preliminary WHITE proxy card with the SEC in connection with its solicitation of proxies to be used at the 2015 Annual Meeting on May 20, 2015.

Public Comments Published by the Media on May 21, 2015

On May 21, 2015, the website just-style.com published an article with respect to the Company’s recently announced leadership succession plan. The article included a statement made by George Feldenkreis, the Company’s Chairman of the Board and Chief Executive Officer, in a press release issued by the Company on May 20, 2015 and previously filed with the SEC. Attached hereto is the text of the article in which such statement was included. The consent of the author and the publication to file the article with the SEC was neither sought nor obtained.

Important Additional Information And Where To Find It

On May 20, 2015, Perry Ellis filed a preliminary proxy statement and accompanying preliminary WHITE proxy card with the SEC in connection with the solicitation of proxies from Perry Ellis shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Perry Ellis, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, has been set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, including the schedules and appendices thereto. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s preliminary proxy statement for the 2015 Annual Meeting, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY PERRY ELLIS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Perry Ellis with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.pery.com, by writing to the Company’s Corporate Secretary at Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, FL 33172, or by calling the Company’s Corporate Secretary at (305) 873-1245.

ARTICLE PUBLISHED ONLINE BY JUST-STYLE.COM

ON THURSDAY, MAY 21, 2015

http://www.just-style.com/news/perry-ellis-sets-out-ceo-succession-plan_id125237.aspx

Perry Ellis Sets Out CEO Succession Plan

By Michelle Russell

Oscar Feldenkreis, the COO of US apparel business Perry Ellis is to take up the role of chief executive as part of a leadership succession plan.

Feldenkreis, who joined the company in 1980, will take over from George Feldenkreis when his contract expires in January 2016.

George founded the company in 1967, and has served as CEO and chairman of the board since 1993. On the expiration of his contract, he will serve as executive chairman of the board with a role in strategic planning and the development of M&A, international, licensing and other growth opportunities.

He said of the transition: “I have worked closely with Oscar since he joined Perry Ellis 35 years ago and watched first-hand and with great pride the significant role he has played in the company’s growth and success. I am very confident in his ability to lead the company as its new CEO and drive the next era of disciplined growth and shareholder value creation. I have never been more optimistic about the company’s future growth prospects.”